EXHIBIT 31.2

CERTIFICATION PURSUANT TO
RULE 13a-14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

I, Raymond V. Marino, certify that:

1.	I have reviewed this amendment No. 1 to the annual report on Form 10-K of Mission West Properties, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	[Intentionally omitted]

4.	[Intentionally omitted]

5.	[Intentionally omitted]

Date: April 26, 2012
By: /s/ Raymond V. Marino
Raymond V. Marino
President & Chief Operating Officer